UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2008

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events - Election of Directors and Amendments to Bylaws

On May 1, 2008, the Members of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) adopted amendments to Oglethorpe’s Bylaws providing for restructuring of the composition of Oglethorpe’s Board of Directors.  Pursuant to these amendments, Oglethorpe’s Board of Directors will continue to be comprised of directors elected from the Members (the “Member Directors”) and up to two independent outside directors (the “Outside Directors”).  The previous bylaws divided Member Director positions among five geographical regions of the State of Georgia, providing for Member Director positions for a general manager of a Member located in each region and a director of a Member located in each region. One additional at-large Member Director position was provided for a director of any Member.

Rather than dividing Member Director positions among five geographical regions, the bylaw amendments divide Member Director positions among five Member scheduling groups specifically described in the bylaw amendments (the “Member Groups”).  Similar to the previous bylaws, Member Director positions are provided for a general manager of a Member in each Member Group and a director of a Member in each Member Group.  The bylaw amendments permit expansion of the number of Member Groups and changes in the composition of Member Groups.  Formation of new Member Groups and changes in the composition of Member Groups are subject to certain required Member approvals, and the requirement that the composition of the Member Groups at Oglethorpe, Georgia Transmission Corporation (An Electric Membership Corporation) (“GTC”) and Georgia System Operations Corporation (“GSOC”) be identical, except in cases where a Member is no longer a Member of one or more of Oglethorpe, GTC or GSOC.  The number of Member Director positions will change if additional Member Groups are formed or a Member Group ceases to exist. The bylaw amendments also expand the number of at-large Member Director positions from one to three and provide for these to be filled by a director of a Member.

In an effort to provide for equitable representation among the Member Groups across the boards of Oglethorpe, GTC and GSOC, the bylaw amendments provide for certain limitations on the eligibility of directors of Members of each Member Group to fill the three at-large Member Director positions.  No more than one at-large Member Director position on the Oglethorpe board may be filled by a director of a Member of any Member Group, no more than two directors from Members of any Member Group may be serving in at-large Member Director positions on the boards of Oglethorpe, GTC and GSOC, and at least one at-large Member Director position on the boards of Oglethorpe, GTC or GSOC must be filled by a director of a Member of each Member Group that has at least two Members.  As under the previous bylaws, a Member may not have both its general manager and one of its directors serve as a director of Oglethorpe at the same time.

Subject to a limited exception for Jackson EMC, which is the sole member of one of the Member Groups, the bylaw amendments continue the prohibition against any person simultaneously serving as a director of Oglethorpe and either GTC or GSOC, and against any Outside Director serving as a director, officer or employee of GTC, GSOC or any Member or an officer or employee of Oglethorpe.  As under the previous bylaws, the directors are nominated by representatives from each Member whose weighted nomination is based on the number of retail customers served by each Member, and after nomination, elected by a majority vote of the Members, voting on a one-Member, one-vote basis. The directors serve staggered three-year terms.

The bylaw amendments provide for a transition period which allows certain Member Directors who were serving on Oglethorpe’s board prior to the amendments to continue to be eligible to be re-elected to the board, notwithstanding the limitations described above.

On May 1, 2008, the Members elected the following slate of directors to serve in the director positions identified below, each for a term commencing on May 1, 2008 and ending at the annual meeting of Members in the year indicated below:

Name	Position	Term

Benny W. Denham	At-Large Director	2010

Marshall S. Millwood	At-Large Director	2009

Bobby C. Smith, Jr.	At-Large Director	2011

Larry N. Chadwick	Member Group Director (Group 1)	2011

Gary W. Wyatt	Member Group Director (Group 1)	2010

H. B. Wiley, Jr.	Member Group Director (Group 2)	2009

Rick L. Gaston	Member Group Director (Group 2)	2011

M. Anthony Ham	Member Group Director (Group 3)	2011

C. Hill Bentley	Member Group Director (Group 3)	2010

J. Sam L. Rabun	Member Group Director (Group 4)	2010

Jeffrey W. Murphy	Member Group Director (Group 4)	2009

G. Randall Pugh	Member Group Director (Group 5)	2011

Gary A. Miller	Special Director*	2009

Wm. Ronald Duffey	Outside Director	2009

*The transition provisions in the bylaw amendments provide for Gary A. Miller to serve as a Special Director until the annual meeting of the Members in 2009.

The election of this slate of directors resulted in increasing the size of Oglethorpe’s Board from 12 to 14 directors.  Each director whose term was not scheduled to end in 2008 was elected to continue to serve until the date his term was previously scheduled to end, and Larry N. Chadwick and M. Anthony Ham, whose previous terms were scheduled to end in 2008, were re-elected to three year terms.  Three new directors were added – Bobby C. Smith, Jr. (Director of Planters EMC), Rick L. Gaston (General Manager of Colquitt EMC) and G. Randall Pugh (President/CEO of Jackson EMC).  One Outside Director, John Ranson, a director of Oglethorpe since 1997, had decided before May 1, 2008 not to stand for re-election at the expiration of his term in 2008.  His decision does not relate to any disagreement with Oglethorpe.

Item 9.01                                           Exhibits

Number	Description

3.2	Bylaws of Oglethorpe, as amended and restated, as of May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	May 2, 2008	By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer